Exhibit  23.1

                  [Letterhead of CARLIN, CHARRON & ROSEN, LLP.]




We hereby consent to the use in this Second Post-Effective Amendment to the Registration Statement on Form SB-2/A (Registration 333-85154) of our report dated March 24, 2003 relating to the consolidated financial statements of LocatePLUS Holdings Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.




CARLIN,  CHARRON  &  ROSEN,  LLP
Worcester,  Massachusetts

March  19,  2004